Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Mary Ellen Fowler Vice President and Treasurer 443-285-5450 maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS FIRST QUARTER 2008 RESULTS

COLUMBIA, MD May 6, 2008 - Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter ended March 31, 2008.

Highlights

•                  13.7% increase in Diluted Funds from Operations (“Diluted FFO”) per share to $.58 for the first quarter 2008 or $32.4 million from $.51 for the first quarter 2007 or $28.3 million.

•                  Earnings per diluted share (“Diluted EPS”) of $.15 for the first quarter 2008 or $7.4 million of net income available to common shareholders as compared to $.03 per diluted share for the first quarter 2007 or $1.6 million of net income available to common shareholders. Included in first quarter 2008 net income is a gain on sales of real estate net of minority interests and income taxes of $1.9 million or $.04 per share.

•                  11.0% increase in Adjusted Funds from Operations (“AFFO”) diluted to $24.5 million for the first quarter 2008 as compared to $22.1 million for the first quarter 2007.

•                  58.5% Diluted FFO payout ratio for first quarter 2008 as compared to 60.4% for the first quarter 2007.

•                  77.4% Diluted AFFO payout ratio for both the first quarters of 2008 and 2007.

•                  92.9% occupied and 94.1% leased for our wholly-owned portfolio as of March 31, 2008.

•                  83.2% renewal rate on expiring leases for the first quarter 2008, with a 12.3% increase in total straight-line rent for renewed space.

•                  5.0% increase in same office property cash NOI for the quarter, excluding the effect of a $1.1 million reduction in lease termination fees. Including the effect of lower lease termination fees, same office property cash NOI increased 2.8% for the quarter. The Company’s same office portfolio is 82.5% of its wholly owned portfolio and consists of 164 properties.

•                  2.5 million square feet under construction, development and redevelopment for a total projected cost of $450.6 million at March 31, 2008.

•                  $28.6 million in dispositions of wholly owned and joint venture properties so far this year, representing 237,000 square feet.

•                  292,000 square feet of development projects placed into service, which includes 89,500 square feet placed into service during second and third quarters 2007, that were 74.9% leased at March 31, 2008.

“We experienced strong lease renewals for the first quarter and are seeing significant leasing activity for our development pipeline which will positively impact the Company in the second half of 2008,” stated Randall M. Griffin, President and CEO, Corporate Office Properties Trust. “In a challenging capital environment, we successfully addressed our capital need for funding most of our development pipeline for the next several years,” he stated.

Financial Results

Revenues from real estate operations for the quarter ended March 31, 2008 were $97.3 million, as compared to revenue for the quarter ended March 31, 2007 of $89.0 million.

As of March 31, 2008, the Company had a total market capitalization of $3.9 billion, with $1.8 billion in debt outstanding, equating to a 46.8% debt-to-total market capitalization ratio.

As of March 31, 2008, the Company’s total quarterly weighted average interest rate was 5.4% and the Company had 79.1% of the total debt subject to fixed interest rates.

For the first quarter 2008, EBITDA interest coverage ratio was 2.96x and the EBITDA fixed charge coverage ratio was 2.45x.

A reconciliation of non GAAP measures to the comparable GAAP measures are included in the tables that follow the text of this press release.

Operating Results

At March 31, 2008, the Company’s wholly-owned portfolio of 230 office properties totaled 17.9 million square feet. The weighted average remaining lease term for the portfolio was 4.8 years and the average rental rate (including tenant reimbursements) was $21.87 per square foot.

During the quarter, 588,000 square feet were renewed equating to a 83.2% renewal rate, at an average capital cost of $3.77 per square foot. Total rent on renewed space increased 12.3% on a straight-line basis, as measured from the GAAP straight-line rent in effect preceding the renewal date and increased 6.4% on a cash basis. For renewed and retenanted space of 719,000 square feet, total straight-line rent increased 9.9% and total rent on a cash basis increased 3.9%. The average committed capital cost for renewed and retenanted space was $6.48 per square foot.

The Company recognized total lease termination fees of $56,000, net of write-offs of related straight-line rents and accretion of intangible assets and liabilities for the quarter, as compared to $1.7 million in the first quarter of 2007.

Development Activity

The Company’s land inventory (wholly-owned and joint venture) at quarter end totaled 1,753 acres that can support 15.4 million square feet of development.

During the quarter, the Company placed 292,000 square feet of development projects into service, which includes 89,500 square feet placed into service during second and third quarters 2007, that were 74.9% leased at March 31, 2008.

Disposition Activity

So far this year, the Company sold two properties totaling 183,000 square feet in Central New Jersey, reducing the Company’s Central New Jersey portfolio to only two properties totaling 201,000 square feet.

Included in the 183,000 square feet sold, are the following:

•                  142,000 square foot operating property sold for $17.0 million and realized a gain of $1.4 million.

•                  41,000 square foot property sold for $3.2 million.

The Company also sold 53,000 square feet of industrial condominiums for $8.4 million held in a joint venture at 13849 Park Center Road in Northern Virginia and realized an after-tax gain of $768,000 (or $554,000, net of minority interests).

The Company recognized a gain of $293,000 during the quarter, associated with $654,000 of condemnation proceeds that the Maryland State Highway Administration awarded to the Company, primarily for the transfer of White Marsh, Maryland land that will facilitate the expansion of Interstate 95.

Subsequent Events

The Company executed the following transactions subsequent to quarter end:

•                  Closed a $225 million construction loan facility that will be utilized to fund most of the Company’s construction costs for its wholly owned properties over the next three years. The facility has a one year extension option and interest only payments throughout the term.  The interest rate is based on a pricing grid that is dependent on the Company’s leverage, with the initial interest rate on the facility of Libor plus 160 basis points.

•                  41,500 square feet was leased to the University of Maryland’s Earth System Science Interdisciplinary Center in the first 116,000 square foot building at M Square Research Park located in College Park, Maryland.

•                  44,000 square feet was leased to Plasmon LMS, Inc. in the 54,000 square foot InterQuest Hybrid II building in Colorado Springs, Colorado.

•                  ITT Corporation, Systems Division expanded its lease signed in December 2007 to take occupancy of the entire 104,000 square foot Patriot Park VI building in Colorado Springs, Colorado.

Earnings Guidance

The Company’s 2008 EPS guidance is $.62 to $.70 per diluted share, including actual gains but excluding any potential gains or losses from the sale of previously depreciated operating properties.

The Company’s 2008 FFO guidance is $2.41 to $2.49 per diluted share, representing FFO growth of 8% to 11% compared to 2007 actual results.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  Wednesday, May 7, 2008

Time:  11:00 a.m. Eastern Time

Dial In Number: 800-291-5365

Passcode:  30678420

A replay of this call will be available beginning Wednesday, May 7 at 1:00 p.m. Eastern Time through Wednesday, May 21 at midnight Eastern Time. To access the replay, please call 888-286-8010 and use passcode 90286124.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses on strategic customer relationships and specialized tenant requirements in the U.S. Government, Defense Information Technology and Data sectors. The Company acquires, develops, manages and leases properties which are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in growth corridors. As of March 31, 2008, the Company owned 248 office and data properties totaling 18.7 million rentable square feet, which includes 18 properties totaling 806,000 square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. More information on COPT can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
Revenues
Real estate revenues	$97,280	$89,009
Service operations revenues	8,992	10,077
Total revenues	106,272	99,086
Expenses
Property operating expenses	34,563	31,583
Depreciation and other amortization associated with real estate operations	24,937	25,997
Service operations expenses	8,885	9,888
General and administrative expenses	5,933	4,877
Total operating expenses	74,318	72,345
Operating income	31,954	26,741
Interest expense	(20,329)	(19,776)
Amortization of deferred financing costs	(803)	(884)
Gain on sales of non-real estate investments	46	—
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	10,868	6,081
Equity in loss of unconsolidated entities	(54)	(94)
Income tax expense	(112)	(105)
Income from continuing operations before minority interests	10,702	5,882
Minority interests in income from continuing operations	(1,145)	(411)
Income from continuing operations	9,557	5,471
Income from discontinued operations, net	1,036	76
Income before gain on sales of real estate	10,593	5,547
Gain on sales of real estate, net	802	—
Net income	11,395	5,547
Preferred share dividends	(4,025)	(3,993)
Net income available to common shareholders	$7,370	$1,554

Earnings per share “EPS” computation
Numerator	$7,370	$1,554

Denominator:
Weighted average common shares - basic	47,001	45,678
Dilutive effect of share-based compensation awards	765	1,465
Weighted average common shares - diluted	47,766	47,143

EPS
Basic	$0.16	$0.03
Diluted	$0.15	$0.03

Corporate Office Properties Trust
Summary  Financial Data
(unaudited)
(Amounts in thousands, except per share data and ratios)

	Three Months Ended March 31,
	2008		2007

Net income	$11,395		$5,547
Add: Real estate-related depreciation and amortization	24,944		26,300
Add: Depreciation and amortization on unconsolidated real estate entities	164		168
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(49)		(42)
Less: Gain on sales of real estate, excluding development portion	(1,380)		—
Funds from operations (“FFO”)	35,074		31,973
Add: Minority interests-common units in the Operating Partnership	1,324		308
Less: Preferred share dividends	(4,025)		(3,993)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	32,373		28,288
Less: Straight-line rent adjustments	(2,656)		(2,571)
Less: Recurring capital expenditures	(4,782)		(3,141)
Less: Amortization of deferred market rental revenue	(445)		(511)
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$24,490		$22,065

Weighted average shares
Weighted average common shares	47,001		45,678
Conversion of weighted average common units	8,154		8,411
Weighted average common shares/units - basic FFO per share	55,155		54,089
Dilutive effect of share-based compensation awards	765		1,465
Weighted average common shares/units - diluted FFO per share	55,920		55,554

Diluted FFO per common share	$0.58		$0.51
Dividends/distributions per common share/unit	$0.34		$0.31
Earnings payout ratio	219.6%		934.9%
Diluted FFO payout ratio	58.5%		60.4%
Diluted AFFO payout ratio	77.4%		77.4%
EBITDA interest coverage ratio	2.96	x	2.66	x
EBITDA fixed charge coverage ratio	2.45	x	2.21	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	47,766		47,143
Weighted average common units	8,154		8,411
Denominator for diluted FFO per share	55,920		55,554

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	March 31,	December 31,
	2008	2007
Balance Sheet Data (in thousands) (as of period end)
Investment in real estate, net of accumulated depreciation	$2,617,079	$2,603,954
Total assets	2,936,744	2,931,853
Debt	1,845,968	1,825,842
Total liabilities	1,992,917	1,979,116
Minority interests	129,125	130,095
Beneficiaries’ equity	814,702	822,642

Debt to Total Assets	62.9%	62.3%
Debt to Undepreciated Book Value of Real Estate Assets	61.1%	60.8%
Debt to Total Market Capitalization	46.8%	48.0%

Property Data (wholly owned properties) (as of period end)
Number of operating properties owned	230	228
Total net rentable square feet owned (in thousands)	17,908	17,832
Occupancy	92.9%	92.6%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$2,936,744	$2,931,853
Assets other than assets included in investment in real estate	(319,665)	(327,899)
Accumulated depreciation on real estate assets	303,694	288,732
Intangible assets on real estate acquisitions, net	102,647	108,661
Denominator for debt to undepreciated book value of real estate assets	$3,023,420	$3,001,347

	Three Months Ended
	March 31,
	2008	2007
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$3,847	$6,517
Total capital improvements on operating properties	1,017	1,581
Total leasing costs on operating properties	1,245	2,979
Less: Nonrecurring tenant improvements and incentives on operating properties	(795)	(5,858)
Less: Nonrecurring capital improvements on operating properties	(502)	(408)
Less: Nonrecurring leasing costs incurred on operating properties	(30)	(1,698)
Add: Recurring improvements on operating properties held through joint ventures	—	28
Recurring capital expenditures	$4,782	$3,141

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2008	2007
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$16,182	$14,529
Common unit distributions	2,771	2,554
Dividends and distributions for FFO & AFFO payout ratio	$18,953	$17,083

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$11,395	$5,547
Interest expense on continuing operations	20,329	19,776
Interest expense on discontinued operations	21	488
Income tax expense	685	105
Real estate-related depreciation and amortization	24,944	26,300
Amortization of deferred financing costs-continuing operations	803	884
Other depreciation and amortization	384	326
Minority interests	1,589	426
EBITDA	$60,150	$53,852

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$20,329	$19,776
Interest expense from discontinued operations	21	488
Denominator for interest coverage-EBITDA	20,350	20,264
Preferred share dividends	4,025	3,993
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$24,540	$24,422

Reconciliation of same property net operating income to same property cash net operating income and same property cash net operating income, adjusted for lease termination fees
Same property net operating income	$53,575	$52,846
Less: Straight-line rent adjustments	(1,722)	(2,275)
Less: Amortization of deferred market rental revenue	(376)	(490)
Same property cash net operating income	$51,477	$50,081
Less: Lease termination fees, gross	(99)	(1,160)
Same property cash net operating income, adjusted for lease termination fees	$51,378	$48,921

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

Reconciliation of projected EPS-diluted to projected diluted

FFO per share

	Quarter Ending
	June 30, 2008
	Low	High
Reconciliation of numerators
Numerator for projected EPS-diluted	$5,878	$6,726
Real estate-related depreciation and amortization (1)	25,518	25,518
Minority interests-common units	1,054	1,206
Numerator for projected diluted FFO per share	$32,450	$33,450

Reconciliation of denominators
Denominator for projected EPS-diluted	48,024	48,024
Weighted average common units	8,126	8,126
Denominator for projected diluted FFO per share	56,150	56,150

Projected EPS - diluted	$0.12	$0.14
Projected diluted FFO per share	$0.58	$0.60

(1) The estimate of real estate-related depreciation and amortization excludes any impact of potential write-offs resulting from lease terminations.
	Year Ending
	December 31, 2008
	Low	High
Reconciliation of numerators
Numerator for projected EPS-diluted	$29,683	$33,499
Less: Gain on sales of real estate, net of taxes, excluding development portion (1)	(1,380)	(1,380)
Real estate-related depreciation and amortization (2)	101,873	101,873
Minority interests-common units	5,324	6,008
Numerator for projected diluted FFO per share	$135,500	$140,000

Reconciliation of denominators
Denominator for projected EPS-diluted	48,116	48,116
Weighted average common units	8,114	8,114
Denominator for projected diluted FFO per share	56,230	56,230

Projected EPS - diluted	$0.62	$0.70
Projected diluted FFO per share	$2.41	$2.49

(1) Reconciliation excludes any potential gains or losses from the sale of previously depreciated operating properties.

(2) The estimate of real estate-related depreciation and amortization excludes any impact of potential write-offs resulting from lease terminations.

Top Twenty Office Tenants of Wholly Owned Properties as of March 31, 2008 (1)

(Dollars in thousands)

			Percentage of	Total	Percentage	Weighted
		Total	Total	Annualized	of Total	Average
	Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant	Leases	Square Feet	Square Feet	Revenue (2) (3)	Revenue	Lease Term (4)

United States of America (5)	63	2,500,678	15.0%	$58,283	16.0%	6.2
Northrop Grumman Corporation (6)	17	1,045,442	6.3%	25,938	7.1%	7.4
Booz Allen Hamilton, Inc.	8	714,233	4.3%	20,202	5.6%	6.3
Computer Sciences Corporation (6)	4	454,645	2.7%	11,774	3.2%	3.3
Unisys Corporation (7)	4	760,145	4.6%	8,866	2.4%	1.5
L-3 Communications Holdings, Inc (6).	3	211,493	1.3%	8,722	2.4%	6.0
General Dynamics Corporation (6)	10	298,562	1.8%	7,926	2.2%	2.3
The Aerospace Corporation	2	231,785	1.4%	6,844	1.9%	6.7
Wachovia Corporation (6)	4	183,577	1.1%	6,613	1.8%	10.4
Comcast Corporation	11	342,266	2.1%	6,494	1.8%	3.9
AT&T Corporation (6)	8	306,988	1.8%	5,605	1.5%	5.1
ITT Corporation (6)	8	178,472	1.1%	4,276	1.2%	4.4
The Boeing Company (6)	4	143,480	0.9%	4,128	1.1%	3.5
Ciena Corporation	3	221,609	1.3%	3,742	1.0%	3.9
Science Applications International Corp.	11	167,007	1.0%	3,290	0.9%	0.9
BAE Systems PLC (6)	7	212,339	1.3%	3,099	0.9%	3.7
The Johns Hopkins Institutions (6)	4	124,749	0.7%	2,911	0.8%	8.3
Merck & Co., Inc. (Unisys) (7)	2	227,273	1.4%	2,697	0.7%	1.2
Magellan Health Services, Inc.	2	113,727	0.7%	2,613	0.7%	3.3
Wyle Laboratories, Inc.	4	174,792	1.1%	2,469	0.7%	5.0

Subtotal Top 20 Office Tenants	179	8,613,262	51.8%	196,491	54.0%	5.5
All remaining tenants	761	8,021,314	48.2%	167,243	46.0%	4.1
Total/Weighted Average	940	16,634,576	100.0%	$363,733	100.0%	4.8

(1)	Table excludes owner occupied leasing activity which represents 146,399 square feet with a weighted average remaining lease term of 7.0 years as of March 31, 2008.
(2)	Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2008, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.
(3)	Order of tenants is based on Annualized Rent.
(4)	The weighting of the lease term was computed using Total Rental Revenue.
(5)

Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)	Includes affiliated organizations or agencies.
(7)	Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet in our Greater Philadelphia region.